Exhibit 10.13

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

                    This Fourth Amendment to Employment Agreement by and among John P. Driscoll (the “Executive”), BSB Bancorp, Inc. (the “Corporation”), a Delaware Corporation, and BSB Bank & Trust Company, a New York chartered commercial bank (the “Bank”), is entered into and effective as of November 25, 2002.

                    WHEREAS, the parties have entered into an Employment Agreement dated as of January 25, 1999, (the “Employment Agreement”) which Employment Agreement was amended by an amendment dated May 31, 2000, an amendment dated March 16, 2001 and an amendment dated February 21, 2002;

                    WHEREAS,  at a meeting on November 25, 2002 the Boards of Directors of the Corporation and the Bank (collectively, the “Employers”) approved and authorized an amendment to the Employment Agreement, as amended, to extend the term thereof to June 30, 2004;

                    WHEREAS, at a meeting on November 25, 2002 the Boards of Directors of the Corporation and the Bank (collectively, the “Employers”) approved and authorized an amendment to Section 3. Business Expenses of the Employment Agreement to remove reference to Oak Hill Country Club and to amend the description of costs to be paid or reimbursed for memberships at the Skaneateles Country Club and the Onondaga Country Club;

                    NOW, THEREFORE, the Employers and the Executive hereby agree that the Employment Agreement, as amended, shall be further amended as follows;

1.

Section 3 of the Employment Agreement is restated in its entirety, to read as follows: “The Employers shall pay or reimburse the Executive for his reasonable costs, including dues and assessments, of maintaining his existing memberships at the Skaneateles Country Club and the Onondaga Country Club.  The Bank shall furnish the Executive with the use of a suitable vehicle (including maintenance) which, unless otherwise agreed in writing by the parties, shall be the same vehicle as is provided to the Executive by Skaneateles Savings Bank on the date of this Agreement.  To the extent that the Employers authorize the Executive to incur other expenses, including reasonable costs of authorized business entertainment and travel, in connection with the performance of his duties hereunder, the Employers shall reimburse the Executive for such authorized expenses promptly upon periodic presentation by the Executive of an itemized account of such expenses.”

2.	Section 5 of the Employment Agreement is amended to substitute “June 30, 2004” for “December 31, 2002”.

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to Employment Agreement effective as of the date first above written.

BSB BANCORP, INC.
Attest:

/s/ LARRY DENNISTON	By:	/s/ HOWARD W. SHARP

Senior Vice President and Corporate Secretary		President and Chief Executive Officer

BSB BANK & TRUST COMPANY
Attest:

/s/ LARRY DENNISTON	By:	/s/ HOWARD W. SHARP

Senior Vice President and Corporate Secretary		President and Chief Executive Officer

EXECUTIVE

/s/ JOHN DRISCOLL

John P. Driscoll